Exhibit B


                             JOINT FILING AGREEMENT

     This Agreement is filed as an exhibit to Schedule 13G/A being filed by Potomac Capital Management LLC, Potomac Capital Management II, LLC, and Paul J. Solit in compliance with Rule 13d-1(k) of the Securities and Exchange Commission, which requires an agreement in writing indicating that the Schedule 13G/A to which this Agreement is attached is filed on behalf of the below-named entities, that they are each responsible for the timely filing of the Schedule 13G/A and any amendments thereto and for the completeness and accuracy of the information concerning such persons contained therein.


Dated: August 11, 2009


                                          POTOMAC CAPITAL MANAGEMENT LLC

                                          By:   /s/ Paul J. Solit
                                                -------------------------------
                                                Paul J. Solit, Managing Member

                                          POTOMAC CAPITAL MANAGEMENT II, LLC

                                          By:   /s/ Paul J. Solit
                                                -------------------------------
                                                Paul J. Solit, Managing Member

                                          PAUL J. SOLIT

                                          By:   /s/ Paul J. Solit
                                                -------------------------------
                                                Paul J. Solit